FOR RELEASE NOVEMBER 10, 2004

Contact:	Lawrence Pemble

Robert Goodwin

Chindex International, Inc.

(301) 215-7777

CHINDEX INTERNATIONAL, INC.
ANNOUNCES RESULTS FOR QUARTER AND SIX MONTHS
ENDED SEPTEMBER 30, 2004
30% Quarterly Revenue Increase

BETHESDA, MARYLAND – November 10, 2004 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced results for the quarter ended September 30, 2004. The Company will report a 30% increase in revenue over the same quarter of the prior fiscal year, profitable operating results and a small after-tax loss.

Revenue for the quarter ended September 30, 2004 was $27.6 million with income from operations of $46,000 and a net loss of $89,000 or a loss per share of $0.02. This compares to revenue of $21.2 million with income from operations of $453,000 and net income of $219,000, or earnings per share of $0.06, for the quarter ended September 30, 2003.

Revenue for the six months ended September 30, 2004 was $54.2 million with income from operations of $548,000 and net income of $155,000, or earnings per share of $0.03. This compares to revenue of $41.5 million with a loss on operations of $1.3 million and net loss of $1.1 million, or a loss per share of $0.30, for the six months ended September 30, 2003.

Roberta Lipson, President and CEO of Chindex, commented from the Company’s newly-opened Shanghai United Family Hospital: “During the recent quarter we saw continued revenue growth in all divisions and particularly strong results from both our Medical Capital Equipment division and the existing healthcare services business in Beijing. Operations in the quarter were substantially impacted by a large increase in pre-opening development expenses here at our new hospital in Shanghai. We were pleased to host the formal opening ceremony of the facility last month.”

The Medical Capital Equipment division contributed to operating income in the recent quarter based on a 46% increase in revenue over the same quarter of the prior year. Revenue growth was based on the development of new sales channels for capital medical equipment, involving greater use of local Chinese sub-distributors. In addition, a portion of this increase in revenue is attributable to the fact that SARS was a significant negative factor in the prior period. Finally, the new range of ultrasound products from Siemens contributed to increased sales. The division recently announced an exclusive distribution agreement with Candela Lasers which will further broaden its portfolio of products.

The Healthcare Services division reported a loss on operations in the recent quarter. Revenue during the quarter for healthcare services in Beijing grew 50% over revenue for the same quarter of the prior year, primarily as a result of an increased number of patients at the hospital and clinic operations in Beijing. Existing hospital operations in Beijing reported strong growth and significant income on operations; this was offset by substantial pre-opening development expense at our hospital in Shanghai which impacted the overall results of the division. The hospital in Shanghai received its operating license from the Chinese government on October 14, 2004 and held its opening ceremony on October 21, 2004. The hospital will provide medical services on a phased basis over the next few months.

The Healthcare Products Distribution division also reported a loss on operations during the recent quarter. Revenue from third party logistics services continued to decline as planned, while personal healthcare product and medical consumable sales increased as compared with the prior period. This resulted in an overall increase in revenue of 3% for the division compared to the same quarter in the prior year. The division has continued the rollout of previously launched personal care products in the retail pharmacy business unit as well as growth in sales of new products, including the Automatic External Defibrillator (AED) unit made by Cardiac Science, in the hospital products group.

Chindex is an American company operating in several healthcare sectors of the Chinese marketplace, including Hong Kong. It provides representative and distribution services to a number of major multinational companies including Siemens AG (ultrasound systems) and Guidant (interventional cardiology products including stents, balloon catheters and guide wires). Its distribution channels to the retail pharmacy industry in China have been developed through a relationship with a major multinational cosmetics manufacturer. It also provides healthcare services through the operations of its private hospital corporation in China. With twenty-three years of experience, over 800 employees, and operations in the United States, China and Hong Kong, the Company’s strategy is to expand its cross-cultural reach by providing leading edge technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Some of the information in this release may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The numbers discussed in this release also involve risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to manage our growth and maintain adequate controls, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice , our dependence on our information systems, the economic policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS, the control over our operation by insiders, continuity of relationships with existing suppliers, and those other factors contained in the section titled “Risk Factors” as set forth on page 7 of the Company’s Registration Statement on Form S-1 (File No. 333-114299) declared effective by the Securities and Exchange Commission on July 30, 2004, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this press release and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2004	2003	2004	2003
Product sales	$22,490	$17,786	$43,368	$34,592
Healthcare services revenue	5,065	3,369	10,862	6,937

Total revenue	27,555	21,155	54,230	41,529
Cost and expenses
Product sales costs	17,977	13,645	34,875	27,987
Healthcare services costs	5,094	3,388	9,990	7,072
Selling and marketing expenses	2,839	2,273	5,665	4,786
General and administrative	1,599	1,396	3,152	2,958

Income (loss) from operations	46	453	548	(1,274)
Minority interest	(56)	0	(56)	0
Other (expenses) and income
Interest expense	(30)	(63)	(72)	(119)
Interest income	18	14	33	29
Misc (expense) income – net	(18)	(27)	(64)	14

(Loss) income before income taxes	(40)	377	389	(1,350)
(Provision for) benefit from income taxes	(49)	(158)	(234)	230

Net (loss) income	$(89)	$219	$155	$(1,120)

Net (loss) income per common share — basic	$(0.02)	$0.06	$0.03	$(0.30)

Weighted average shares outstanding — basic	5,346,720	3,742,178	5,172,274	3,725,192

Net (loss) income per common share – diluted	$(0.02)	$0.05	$0.03	$(0.30)

Weighted average shares outstanding – diluted	5,346,720	4,440,510	5,875,007	3,725,192

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)
(Unaudited)

	September 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,193	$6,791
Trade accounts receivable, less allowance for doubtful accounts of $1,357 and $1,131, respectively
Equipment sales receivables	19,236	15,039
Patient service receivables	2,771	2,335
Inventories	11,392	9,537
Deferred income tax	653	467
Other current assets	3,955	2,235

Total current assets	44,200	36,404
Property and equipment, net	14,559	9,727
Long-term deferred income taxes	1,334	1,334
Other assets	346	386

Total assets	$60,439	$47,851

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,295	$24,338
Short-term portion of capitalized leases	192	123
Short-term debt and vendor financing	4,681	5,668
Income taxes payable	335	381

Total current liabilities	32,503	30,510
Long-term portion of capitalized leases	201	125
Long-term debt	3,008	0

Total liabilities	35,712	30,635
Minority interest	56	18
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
Common stock – 4,622,512 and 3,643,152 shares issued and outstanding at	46	36
September 30 and March 31, respectively
Class B stock – 775,000 shares issued and outstanding at September 30 and	8	8
March 31
Additional capital	29,799	22,488
Accumulated other comprehensive income	8	11
Accumulated deficit	(5,190)	(5,345)

Total stockholders' equity	24,671	17,198

Total liabilities, minority interest and stockholders’ equity	$60,439	$47,851

SEGMENT INFORMATION

We have three reportable segments: Medical Capital Equipment, Healthcare Products Distribution, and Healthcare Services. We evaluate performance and allocate resources based on profit or loss from operations before income taxes, not including gains or losses on our investment portfolio.

	Medical Capital	Healthcare Products
	Equipment	Distribution	Healthcare Services	Total
As of September 30, 2004:
Assets	$24,938,000	$17,172,000	$18,329,000	$60,439,000
For the three months ended September 30, 2004:

Sales and service revenue	$13,989,000	$8,501,000	$5,065,000	$27,555,000
Gross Profit	3,556,000	957,000	n/a	n/a
Gross Profit %	25%	11%	n/a	n/a
Income (loss) from operations	$694,000	$(432,000)	$(216,000)	$46,000
Other (expense), net				(30,000)
Minority interest				(56,000)
Loss before taxes				$(40,000)

	Medical Capital	Healthcare Products
	Equipment	Distribution	Healthcare Services	Total
As of March 31, 2004:
Assets	$22,997,000	$12,515,000	$12,339,000	$47,851,000
For the three months ended September 30, 2003:

Sales and service revenue	$9,555,000	$8,231,000	$3,369,000	$21,155,000
Gross Profit	3,217,000	925,000	n/a	n/a
Gross Profit %	34%	11%	n/a	n/a
Income (loss) from operations	$1,089,000	$(382,000)	$(254,000)	$453,000
Other (expense), net				(76,000)
Minority interest				0
Income before taxes				$377,000

	Medical Capital	Healthcare Products
	Equipment	Distribution	Healthcare Services	Total
As of September 30, 2004:
Assets	$24,938,000	$17,172,000	$18,329,000	$60,439,000
For the six months ended September 30, 2004:

Sales and service revenue	$23,651,000	$19,717,000	$10,862,000	$54,230,000
Gross Profit	6,108,000	2,385,000	n/a	n/a
Gross Profit %	26%	12%	n/a	n/a
Income (loss) from operations	$922,000	$(822,000)	$448,000	$548,000
Other (expense), net				(103,000)
Minority interest				(56,000)
Income before taxes				$389,000

	Medical Capital	Healthcare Products
	Equipment	Distribution	Healthcare Services	Total
As of March 31, 2004:
Assets	$22,997,000	$12,515,000	$12,339,000	$47,851,000
For the six months ended September 30, 2003:

Sales and service revenue	$15,752,000	$18,840,000	$6,937,000	$41,529,000
Gross Profit	4,355,000	2,250,000	n/a	n/a
Gross Profit %	28%	12%	n/a	n/a
Loss from operations	$(21,000)	$(618,000)	$(635,000)	$(1,274,000)
Other (expense), net				(76,000)
Minority interest				0
Loss before taxes				$(1,350,000)